UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Intrusion Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1101 East Arapaho Road
Richardson, Texas 75081
(972) 234-6400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 12, 2005

To the Stockholders of
Intrusion Inc.:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders (the “Meeting”) of Intrusion Inc. (the “Company”) will be held at the Radisson Hotel, Dallas North at Richardson, 1981 North Central Expressway, Richardson, Texas, at 10:00 A.M., Local Time, on Thursday, May 12, 2005, for the following purposes:

(1)           To elect five (5) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

(2)           To approve the Intrusion Inc. 2005 Stock Incentive Plan, as described in the accompanying Proxy Statement and set forth in Appendix A thereto;

(3)           To ratify the appointment of KBA Group LLP as independent auditors of the Company for the fiscal year ending December 31, 2005; and

(4)           To transact such other business as may properly come before the Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those stockholders who will be entitled to notice of, and to vote at, the Meeting and at any adjournment thereof is March 24, 2005. A list of stockholders entitled to vote at the Meeting will be available for inspection at the offices of the Company.

All stockholders are cordially invited to attend the Meeting in person. Stockholders are urged, whether or not they plan to attend the Meeting, to complete, date and sign the enclosed Proxy and return it promptly in the enclosed postage prepaid envelope. Your Proxy may be revoked at any time prior to the Meeting. If you decide to attend the Meeting and wish to change your Proxy vote, you may do so by voting in person at the Meeting.

By Order of the Board of Directors

G. WARD PAXTON
Chairman, President and Chief Executive Officer

Richardson, Texas
April 7, 2005

INTRUSION INC.

1101 East Arapaho Road

Richardson, Texas 75081

PROXY STATEMENT

for

ANNUAL MEETING OF STOCKHOLDERS

To be Held May 12, 2005

SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed proxy (the “Proxy”) is being solicited on behalf of the Board of Directors (the “Board”) of Intrusion Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held at the Radisson Hotel, Dallas North at Richardson, 1981 North Central Expressway, Richardson, Texas, at 10:00 A.M., Local Time, on Thursday, May 12, 2005, or at such other time and place to which the Meeting may be adjourned. Proxies, together with copies of this Proxy Statement, are being mailed to stockholders of record on or about April 7, 2005.

Execution and return of the enclosed Proxy will not affect a stockholder’s right to attend the Meeting and to vote in person. Any stockholder executing a Proxy retains the right to revoke it at any time prior to exercise at the Meeting. A Proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later Proxy or by voting the shares in person at the Meeting. If you attend the Meeting and vote in person by ballot, your proxy will be revoked automatically and only your vote at the Meeting will be counted. A Proxy, when executed and not revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, Proxies will be voted by those named in the Proxy “FOR” the election as directors of those nominees named in the Proxy Statement, “FOR” the approval of the Intrusion Inc. 2005 Stock Incentive Plan, “FOR” the proposal to ratify the appointment of KBA Group LLP as independent auditors for the Company, and in accordance with their best judgment on all other matters that may properly come before the Meeting.

The enclosed form of Proxy provides a method for stockholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. The names of all nominees are listed on the Proxy. If you wish to grant authority to vote for all nominees, check the box marked “FOR.” If you wish to withhold authority to vote for all nominees, check the box marked “WITHHOLD.” If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked “FOR” and indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by writing the name(s) of such nominee(s) on the Proxy in the space provided.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on March 24, 2005 are entitled to notice of and to vote at the Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Meeting. A list of stockholders entitled to vote at the Meeting will be available for inspection at the executive offices of the Company. On the March 24, 2005 record date, the Company had [6,058,030] outstanding shares of Common Stock, $0.01 par value (the “Common Stock”), and [439,392] outstanding shares of 5% Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”). In addition, under the rules of the Nasdaq Stock Market, brokers who hold stock in street name have the authority to vote on certain routine matters when they have not received instructions from beneficial owners.

QUORUM AND VOTING

The presence at the Meeting, in person or by Proxy, of the holders of a majority of the shares of Common Stock outstanding or issuable upon conversion of the Preferred Stock is necessary to constitute a quorum. Holders of Common Stock are entitled to one vote for each share of Common Stock held on each matter to be voted on at the Meeting including the election of directors. Holders of Preferred Stock are entitled to vote on an as-converted to Common Stock basis with any fractional votes being rounded to the nearest whole vote.  Each share of Preferred Stock was convertible into 1.59 shares of Common Stock.  As a result, each holder of Preferred Stock is entitled to 1.59 votes for each share of Preferred Stock held on each matter to be voted on at the Meeting, including the election of directors.  Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock outstanding or issuable upon conversion of the Preferred Stock entitled to vote at the Meeting, present in person or by Proxy, is required for the approval of each matter submitted to the Meeting except the election of directors.  For the election of directors, the five nominees receiving the greatest number of votes of the shares of Common Stock outstanding or issuable upon conversion of the Preferred Stock present in person or represented by Proxy at this Meeting and entitled to vote shall be deemed elected even if they receive the affirmative vote of less than a majority of the shares of Common Stock outstanding or issuable upon conversion of the Preferred Stock entitled to be voted at the Meeting. Additionally, in the election of directors, cumulative voting is prohibited and Proxies cannot be voted for more than five nominees.

All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on matters presented at the Meeting and will have the same effect as negative votes (other than the election of directors) whereas broker non-votes will not be counted for purposes of determining whether a matter has been approved.

PROPOSAL ONE
ELECTION OF DIRECTORS

The Board for the ensuing year will consist of five directors who are each to be elected at the Meeting for a term of office expiring at the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified. It is intended that the persons named in the following table will be nominated as directors of the Company and that the persons named in the accompanying Proxy, unless otherwise directed, will vote for the election of such nominees at the Meeting. Each of the nominees has indicated his willingness to serve as a member of the Board of Directors, if elected. However, in the event any nominee shall become unavailable for election to the Board for any reason not presently known or contemplated, the Proxy holders will be vested with discretionary authority in such instance to vote the enclosed Proxy for such substitute as the Board of Directors shall designate.

The following slate of five nominees has been nominated by the Board of Directors:

Name of Nominee	Age	Position(s)	Director Since

G. Ward Paxton	69	Chairman, President, Chief Executive Officer and Director	1983
T. Joe Head	48	Vice Chairman, Vice President and Director	1983
J. Fred Bucy, Jr., (1)(2)	76	Director	1993
James F. Gero (1)(2)	60	Director	2003
Donald M. Johnston (1)(2)	55	Director	1983

(1)                                  Member of the Compensation Committee.

(2)                                  Member of the Audit Committee.

G. Ward Paxton was named President and Chief Executive Officer of the Company on November 28, 2001. He is also co-founder of the Company and has served as Chairman of the Board since the Company’s inception in September 1983. Mr. Paxton also served as President and Chief Executive Officer of the Company from 1983 until June 2000 and served as Chief Financial Officer from 1983 until 1994. Prior to founding the Company, Mr. Paxton was Vice President of Honeywell Optoelectronics, a division of Honeywell, Inc., from 1978 to 1983. From 1969 to 1978, Mr. Paxton was Chairman of the Board, President, Chief Executive Officer and founder of Spectronics, Inc., which was acquired by Honeywell, Inc. in 1978. Prior to founding Spectronics, Inc., Mr. Paxton held various managerial and technical positions at Texas Instruments

Incorporated from 1959 to 1969. Mr. Paxton holds Ph.D., M.S. and B.S. degrees in Physics from the University of Oklahoma.

T. Joe Head is co-founder of the Company and has served as a director since the Company’s inception in September 1983. Mr. Head was named Vice Chairman of the Board of Directors in June 2000 and was named Vice Chairman and Vice President on February 14, 2003. He also served as Senior Vice President from 1983 until 1998 and Executive Vice President from 1998 until June 2000. Prior to co-founding the Company, Mr. Head held the positions of Product Marketing Manager and Marketing Engineer of Honeywell Optoelectronics from 1980 to 1983. Mr. Head holds a B.S. degree in Electrical Engineering from Texas A & M University.

J. Fred Bucy, Jr. has served as a director of the Company since 1993. Mr. Bucy was employed in various technical and managerial capacities by Texas Instruments Incorporated from 1953 through his retirement in 1985. At the time of his retirement, Mr. Bucy was President, Chief Executive Officer and a director of Texas Instruments. Mr. Bucy was a Trustee of Southwest Research Institute. He was Chairman of the Texas National Research Laboratory Commission (re-appointed by George W. Bush in 1995) until 2001. Mr. Bucy was also a member of the Coordinating Board Advisory Committee on Research of the Texas College and University System and a former member of the Board of Regents of Texas Tech University and Texas Tech University Health Sciences Center from 1973 to 1991, including four years as its Chairman. Mr. Bucy has been accorded Distinguished Alumnus and Distinguished Engineer Awards by Texas Tech University, is a fellow of the Institute of Electrical and Electronics Engineers, a member of National Academy of Engineers, and is a life member of the Navy League. Mr. Bucy was awarded an honorary Doctor of Science degree from Texas Tech University in 1994. Mr. Bucy was recognized as an Eminent Member of Eta Kappa Nu in 2002.

James F. Gero was named a director of the Company on October 27, 2003.  Mr. Gero is Chairman of the Board and a principal stockholder of Sierra Technologies, Inc., which was formed in September 1991, and is a private investor.  Mr. Gero serves on the Boards of several other companies, including Drew Industries, a public company which supplies a broad array of components for recreational vehicles and manufactured homes, and Orthofix, N.V., a publicly traded medical equipment manufacturer.  Mr. Gero is a former Chairman and Chief Executive Officer of Varo Inc., a manufacturer of high technology systems.  Prior to becoming Chairman and CEO of Varo Inc., Mr. Gero served as Vice President and General Manager at Allied Signal Corporation.  Mr. Gero holds a B.S. degree from State University of New York and an M.B.A. degree from University of New Haven.

Donald M. Johnston has served as a director of the Company since November 1983. Mr. Johnston is President of Massey Burch Capital Corp., a venture capital firm. He served as President of Massey Burch Investment Group, Inc., a venture capital firm (“Massey Burch”), from 1990 until December 1993 where he had been a principal since 1982. Prior to joining Massey Burch, Mr. Johnston was the President of InterFirst Venture Corporation, a venture capital subsidiary of Interfirst Bancshares, Inc., and the Executive Director of First Dallas, Ltd., a corporate finance group in London, England. Mr. Johnston holds a B.A. degree from Vanderbilt University and an M.B.A. degree from Southern Methodist University.

All directors of the Company hold office until the next ensuing annual meeting of stockholders or until their respective successors are duly elected and qualified. All officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board. There are no family relationships between any director or officer of the Company and any other such person except that Michael L. Paxton, Vice President, Chief Financial Officer, Secretary and Treasurer, is the son of G. Ward Paxton, Chairman, President and Chief Executive Officer.

Stockholder Approval

The affirmative vote of a plurality of the shares of Common Stock outstanding or issuable upon conversion of outstanding Preferred Stock present in person or by proxy at the Annual Meeting is required for the election of each of the nominees for director.

The Board recommends a vote “FOR” the election of such nominees.

CORPORATE GOVERNANCE

Board of Directors and Committees

The business affairs of the Company are managed under the direction of the Board. The Board meets on a regularly scheduled basis during the fiscal year of the Company to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings. The Board of Directors or its authorized committees met twenty-five times during the 2004 fiscal year. During fiscal year 2004, each director participated in at least 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he was a director) and (ii) the total number of meetings of all committees of the Board on which he served (during the period that he served.)

The Board has established Audit and Compensation Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities.  The functions of the Audit Committee and the Compensation Committee are described below.

Audit Committee.  The Audit Committee is composed of: Donald M. Johnston (Chairman), James F. Gero, and J. Fred Bucy. Each member of the Audit Committee is independent (as defined in Nasdaq Marketplace Rule 4200). The Audit Committee has at least one financial expert (as defined by Item 401(e) of Regulation S-B).  Fred Bucy is currently the Audit Committee financial expert.  The functions performed by the Committee, its membership and the number of meetings held during the fiscal year, is set forth in the “Report of the Audit Committee,” included in this Proxy Statement. The Audit Committee is governed by a written charter, which was approved by the Audit Committee on March 18, 2004, and attached as Exhibit A to the Company’s proxy statement for its 2004 annual meeting of stockholders.

Compensation Committee.  The Compensation Committee is empowered to advise management and make recommendations to the Board with respect to the compensation and other employment benefits of executive officers and key employees of the Company. The Compensation Committee also administers the Company’s incentive stock option plans (the “Stock Option Plans”) for officers and key employees and the Company’s incentive bonus programs for executive officers and employees. The Compensation Committee is authorized, among other powers, to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option and the time or times at which options shall be granted pursuant to the Stock Option Plans. The Compensation Committee is comprised of J. Fred Bucy, Jr. (Chairman), James F. Gero, and Donald M. Johnston, each of whom is an independent director.  The Compensation Committee met six times during the 2004 fiscal year.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, the Audit Committee Charter, references to the independence of Audit Committee members and the Stock Performance Graph are not deemed filed with the Securities and Exchange Commission.  They also shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except the extent the Company specifically incorporates such information by reference in such filings.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, the matters required to be discussed by SAS 61 (Certification of Accounting Standards AU Section 280) and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and considered the compatibility of nonaudit services with the auditors’ independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee meets with independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held nine meetings during fiscal year 2004.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder ratification, the selection of the Company’s independent auditors.

Respectfully submitted,

AUDIT COMMITTEE of the Board of Directors

Donald M. Johnston, Audit Committee Chair
James F. Gero, Audit Committee Member
J. Fred Bucy, Jr., Audit Committee Member

Compensation Committee Report on Executive Compensation

General.  The Compensation Committee of the Board sets the compensation for the Chief Executive Officer, reviews the design, administration and effectiveness of the compensation programs for other key executives, and approves stock option grants for all executive officers and key employees. The Compensation Committee is currently composed of three non-employee directors who have no interlocking relationships. The data and information included in the various compensation tables appearing elsewhere in this Proxy Statement should be read in conjunction with and deemed to be a part of this report.

Named Executive Officers.  This report includes disclosure of the required compensation information for any one acting as the Company’s Chief Executive Officer at any time during the year and its four most highly compensated executive officers.

Compensation Objectives.  The Company operates in the highly competitive and rapidly changing high technology industry. The Compensation Committee believes that the compensation programs for executive officers of the Company should be designed to attract, motivate and retain talented executives who contribute to the success of the Company and should be determined within a competitive framework based on the achievement of overall business objectives and financial performance and individual contributions. Within this framework, the Compensation Committee’s objectives are to: (i) provide a total compensation program competitive with the compensation practices of organizations in the high technology industry of comparable size to the Company; (ii) provide annual variable incentive awards based on the Company’s overall financial performance relative to corporate objectives; and (iii) align the financial interests of executive officers with those of stockholders by providing equity-based incentives.

Base Salary.  The salaries of the executive officers, including the Chief Executive Officer, are determined annually by the Compensation Committee with reference to (i) salaries paid to executives with similar responsibilities at companies of a comparable size and sales volume, primarily in the high technology industry, (ii) each officer’s performance and (iii) the Company’s overall financial results, without specific weighting being attributed to any of these factors. In setting base salaries, the Company reviews available published executive compensation data for the high technology industry generally as well as the network security industry.  This group of companies is a larger and more diverse group of companies than just the companies comprising the peer group identified in the Stock Performance Graph, buy may include such companies if they participated in one or more of the compensation surveys.  The Compensation Committee believes that these companies likely compete with the Company for executive talent and that the Company must offer salaries within a competitive market range to attract and retain talented executives. However, the Compensation Committee manages salaries for the executive group as a whole in a conservative fashion in order to place more emphasis on incentive compensation.  As a result, the Company believes the base salary of its executive officers is lower than the median compensation in effect for comparable positions in the surveyed data.  The Company does not consider the performance of comparison group in determining compensation of its executive officers.

Incentive Bonus Plan.  To reinforce the attainment of corporate objectives, the Compensation Committee believes that a substantial portion of the potential annual compensation of each executive officer should be in the form of variable incentive pay. The incentive cash bonus program for executives is established annually by the Compensation Committee based upon the Company’s achievement of sales and/or net income targets established at the beginning of the fiscal year. The incentive plan for executives, other than certain executives in the Company’s sales organization, requires a threshold level of Company financial performance before any incentives are awarded. Once the threshold objective for sales and/or net income of a fiscal year is reached, specific formulas are in place to calculate the actual incentive payment for each executive for such year. In fiscal 2004, the Company did not achieve its threshold level of profitability; thus, non-sales executives, including the Chief Executive Officer and the Named Executive Officers other than the Company’s Vice President of Worldwide Sales, did not receive any incentive bonus awards. Certain employees in the sales organization, including Eric Gore, the Company’s Vice President of Worldwide Sales, received incentive sales commission in fiscal 2004 based upon the Company’s sales.

Equity-based Incentives.  The goal of the Company’s equity-based incentive awards is to align the interests of executive officers with stockholders. The Compensation Committee determines the value allocated to equity-based incentives according to each executive’s position within the Company, individual performance, contributions to achievement of corporate objectives and related factors, and grants stock options to create a meaningful opportunity for stock ownership.

The Company has previously adopted three Stock Option Plans (collectively, the “Plans”), including the 1983 Incentive Stock Option Plan, the 1987 Incentive Stock Option Plan and the 1995 Stock Option Plan (as amended, the “1995 Option Plan”), to provide long-term incentive compensation for eligible participants. Generally, executive officers and other key employees of the Company and its subsidiaries are eligible to participate in the Plans; however, non-employee directors of the Company are not eligible to participate in these Plans. These directors participate in the 1995 Director Stock Option Plan (as amended, the “1995 Director Plan,” and together with the 1995 Option Plan, the “1995 Plans”). Stock option grants under the Plans provide the right to purchase shares of Common Stock at fair market value on the date of grant, or in the case of an optionee who at the time of the grant holds more than 10% of the total combined voting securities of the Company, 110% of the fair market value on the date of grant. Stock options generally vest in a one, three or five-year period and provide terms of five or ten years, as applicable. In 2004, the Compensation Committee approved the grant of stock options pursuant to the Plans to the Named Executive Officers indicated in the tables accompanying this report.

On March 21, 2005, the 1995 Plans expired.  The Board approved the 2005 Stock Incentive Plan (the “2005 Plan) on March 17, 2005, as a replacement for these plans.  If approved by the stockholders under Proposal Two, the 2005 Plan will become effective on May 12, 2005.  A full description of the 2005 Plan can be found in the section “Proposal Two – Approval of the 2005 Stock Incentive Plan” of this proxy statement.

CEO Compensation.  G. Ward Paxton was named President and Chief Executive Officer of the Company on November 28, 2001. He also served as President and Chief Executive Officer of the Company from 1983 until June 2000. Mr. Paxton’s base salary was set at $175,000 for fiscal year 2002, but was decreased to $122,500 in April 2002 by the Compensation Committee. The salary of Mr. Paxton was decreased in an effort to reduce cost. The base salary for Mr. Paxton was based on personal performance of CEO duties and on salary levels paid to chief executive officers of comparable companies. Mr. Paxton did not receive an incentive bonus award for 2004 because the Company did not achieve its threshold level of profitability established at the beginning of the year.

Compliance with Internal Revenue Code Section 162(m).  Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company’s executive officers for the 2004 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company’s executive officers for fiscal 2005 will exceed that limit. The Company’s 1995 Option Plan and the new 2005 Plan, if approved, have been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Respectfully submitted,

COMPENSATION COMMITTEE of the Board of Directors

J. Fred Bucy, Jr. Compensation Committee Chair
James F. Gero, Compensation Committee Member
Donald M. Johnston, Compensation Committee Member

Compensation Committee Interlocks and Insider Participation

No member or nominee for election as a member of the Board or any committees of the Board has an interlocking relationship with the board (or member of such board) or any committee (or member of such committee) of a board of any other company.

Nomination of Directors

The Company does not have a formal nominating committee.  Instead, the independent members of the Board, Mr. Bucy, Mr. Gero and Mr. Johnston, consider nominees and appointees to the Board in accordance with Nasdaq Marketplace Rule 4350.  In evaluating candidates to determine if they are qualified to become Board members, these directors consider a number of attributes, including:

•                  personal and professional character, integrity, ethics and values;

•                  general business experience and leadership profile, including experience in corporate management, such as serving as an officer or former officer of a publicly held company, or experience as a board member of another publicly held company;

•                  strategic planning abilities and experience; aptitude in accounting and finance;

•                  expertise in domestic and international markets;

•                  experience in the network security or telecommunications industry;

•                  understanding of relevant technologies;

•                  academics expertise in an area of the Company’s operations;

•                  communications and interpersonal skills;

•                  and practical and mature business judgment.

These directors also evaluate board members’ and nominees’ service on the board of other public companies.  Although these directors use these and other criteria to evaluate potential nominees, there are no stated minimum criteria for nominees.  These directors also evaluate candidates identified by their personal contacts and other Board members.

These directors will also consider nominees proposed by stockholders.  Although the Company has no formal policy regarding stockholder nominees, stockholder nominees are viewed in substantially the same manner as other nominees.  The consideration of any candidate for director will be based on the assessment of the individual’s background, skills and abilities, and if such characteristics qualify the individual to fulfill the needs of the Board at that time.  To recommend a prospective nominee for consideration, stockholders should submit the candidate’s name and qualifications to the Company’s Secretary in writing at the address listed above.  There have been no changes to the procedures by which stockholders may recommend nominees to the Board since the date of the Company’s proxy statement for its 2004 annual meeting of stockholders.  The Company did not receive any recommendations for Board nominees for election at the Meeting from its stockholders.

Communication with the Board

The Company does not have formal procedures for stockholder communication with the Board.  Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the Company’s Secretary at the address of the Company indicated above, with a request to forward the same to the intended recipient.  In general, all stockholder communication delivered to the Company’s Secretary for forwarding to the Board or specified Board members will be forwarded in accordance with the stockholders instructions, unless the Secretary believes the question or issue may be addressed adequately by the Company’s investor relations department.  However, the Secretary reserves the right to not forward to Board members any abusive, threatening or otherwise inappropriate materials.

Policy Regarding Board Attendance at Stockholders Meetings

Although it has no formal policy requiring attendance, the Company encourages all directors to attend all meetings of stockholders.  All of the Company’s directors attended its 2004 annual stockholders meeting.

Code of Ethics

All of the Company’s directors and employees are required to abide by the Company’s Code of Business Conduct and Ethics, and the Company’s Chief Executive Officer, Chief Financial Officer, and other senior financial employees are also required to abide by the Company’s Code of Ethics for Senior Financial Employees, which the Company adopted on March 18, 2004 to comply with the new requirements of Nasdaq and the SEC to insure that the Company’s business is conducted in a consistently legal and ethical manner.  Both Codes cover all areas of professional conduct, including conflicts of interest, fair dealing and the strict adherence to all laws and regulations applicable to the conduct of the Company’s business.  The full text of the Codes is published on the Company’s website at www.intrusion.com; click on the investor relations tab, and then “Code of Ethics.”  The Company intends to disclose future amendments to, or waivers from, certain provisions of the Codes of Ethics on the Company’s website within five business days following the date of such amendment or waiver.  Upon the written request of any stockholder, the Company will furnish, without charge, a copy of each of the Code of Ethics.  This request should be directed to the Company’s Secretary at the address indicated above.

PROPOSAL TWO
APPROVAL OF THE 2005 STOCK INCENTIVE PLAN

Stockholders are being asked to approve the new 2005 Plan and to authorize 750,000 shares of Common Stock for issuance under the 2005 Plan.  The Board approved the 2005 Plan on March 17, 2005, and if approved by the stockholders will become effective on May 12, 2005.

The 2005 Plan will serve as a replacement for the 1995 Director Plan and the 1995 Option Plan which expire by their terms on March 21, 2005.  The approval of the 2005 Plan will have no effect on the 1995 Plans or any options granted pursuant to either the 1995 Director Plan or the 1995 Option Plan.  All options will continue with their existing terms and will be subject to the 1995 Director Plan or the 1995 Plan, as applicable.  No additional options will be granted under either the 1995 Director Plan or the 1995 Option Plan after the plans expire on March 21, 2005.  Further, the Company will not be able to re-issue any option which is cancelled or terminated under the 1995 Director Plan or the 1995 Option Plan.  As of March 24, 2005, there were [42,500] options outstanding under the 1995 Director Plan and [633,520] options outstanding under the 1995 Option Plan.  There were no shares available for future issuance as of March 24, 2005 under the 1995 Director Plan or 1995 Option Plan due to their expiration on March 21, 2005.

The adoption of the 2005 Plan will allow the Company to continue to provide a comprehensive equity incentive program for the Company’s officers, employees and non-employee Board members to encourage these individuals to remain in the Company’s service and to more closely align their interests with those of the stockholders.  The Company relies significantly on equity incentives in the form of stock option grants in order to attract and retain key employees, and it believes that equity incentives are necessary for it to remain competitive in the marketplace for executive talent and other key employees.  Option grants made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance.

The following is a summary of the principal features of the 2005 Plan.  The summary, however, is not a complete description of all the provisions of the 2005 Plan.  The full text of the proposed 2005 Plan is attached to this proxy statement as Appendix A.  Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to the Company’s Corporate Secretary, c/o Intrusion Inc., 1101 E. Arapaho Road, Richardson, Texas  75081.

All share number information reflects the Company’s four-for-one reverse stock split effected on March 29, 2004.

Equity Incentive Programs

The 2005 Plan consists of three (3) separate equity incentive programs:

•                  the Discretionary Option Grant Program;

•                  the Stock Issuance Program; and

•                  the Automatic Option Grant Program for non-employee Board members.

The principal features of each program are described below.  The Compensation Committee of the Board will have the exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to option grants and stock issuances made to the Company’s executive officers and non-employee Board members and also will have the authority to make option grants and stock issuances under those programs to all other eligible individuals.  However, the Board may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make option grants and stock issuances under those two programs to eligible individuals other than the Company’s executive officers and non-employee directors.

The term plan administrator, as used in this summary, will mean the Compensation Committee and any secondary committee, to the extent each committee is acting within the scope of its administrative discretion under the 2005 Plan.  However, neither the Compensation Committee nor any secondary committee exercises any administrative discretion under the Automatic Option Grant Program.  All grants under Automatic Option Grant Program are made in strict compliance with the express provisions of that program.

Issuable Shares

Under this proposal 750,000 new shares of Common Stock are to be reserved for issuance under the 2005 Plan.  No shares have yet been issued under the 2005 Plan.

No participant in the 2005 Plan may receive option grants for more than 100,000 shares of Common Stock in total per calendar year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions.  Stockholder approval of this proposal will also constitute approval of this share limitation for purposes of Internal Revenue Code Section 162(m).  This limitation, together with the fact that option grants under the Discretionary Option Grant Program to its executive officers will be made by the Compensation Committee and will have an exercise price per share equal to the fair market value per share of Common Stock on the date of grant, should ensure that any deductions to which the Company would otherwise be entitled upon the exercise of stock options granted under the Discretionary Option Grant Program or the subsequent sale of the shares purchased under those options will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m) of the Internal Revenue Code.

If an option expires or is terminated for any reason before all its shares are exercised, the shares not exercised will be available for subsequent option grants or stock issuances under the 2005 Plan.  In addition, unvested shares issued under the 2005 Plan and subsequently repurchased by the Company at a price not greater than the original exercise price or issue price paid per share will be added back to the number of shares of common stock reserved for issuance under the 2005 Plan.  Accordingly, these repurchased shares will be available for reissuance through one or more subsequent option grants or direct stock issuance under the 2005 Plan.

Eligibility

Officers and employees, non-employee Board members and independent contractors in the Company’s service or in the service of its parent or subsidiary companies (whether now existing or subsequently established) will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs.  Participation in the Automatic Option Grant Program is limited to non-employee members of the Board.

As of March 24, 2005, approximately [40] employees, including six executive officers and three non-employee Board members were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs.  The three non-employee Board members are also eligible to participate in the Automatic Option Grant Program.

Valuation

The fair market value per share of Common Stock on any relevant date under the Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq Stock Market.  On March 24, 2005, the fair market value per share determined on this basis was $[         ].

Discretionary Option Grant Program

Grants

The plan administrator will have complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each grant, the status of any granted option as either an incentive stock option or a non-statutory option under federal tax laws, the vesting schedule, if any, to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

Price and Exercisability

Each granted option will have an exercise price per share not less than 100% of the fair market value of the shares unless otherwise determined by the plan administrator on the date of grant.  No granted option will have a term in excess of ten (10) years.  The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date subject to the optionee’s continued service.  However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares.  The shares acquired under those options will be subject to repurchase by the Company, at the lower of the exercise price paid per share or the fair market value per share, if the optionee ceases service with the Company prior to vesting in those shares.

The exercise price may be paid in cash or in shares of common stock.  Outstanding options may also be exercised through a same-day sale program pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

Termination of Service

Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares.  The plan administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part.  This discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

Cancellation/Regrant Program

The plan administrator will have the authority to effect, with the consent of the affected option holders, the cancellation of outstanding options under the Discretionary Option Grant Program in return for the grant of new options for the same or a different number of option shares with an exercise price per share based upon the fair market value of the common stock on the new grant date.

Stock Issuance Program

Shares of the Company’s Common Stock may be issued under the Stock Issuance Program at a price per share not less than 100% of their fair market value, payable in cash.  In addition, shares may be issued as a bonus for past services without any cash outlay required of the recipient.  Further, shares of common stock may be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or completion of a specified service period.  The plan administrator will have complete discretion under this program to determine which eligible individuals are to receive these stock issuances or share right awards, the time or times when these issuances or awards are to be made, the number of shares subject to each issuance or award and the vesting schedule to be in effect for the stock issuance or share rights award (subject to the limitations of Section 162(m) of the Internal Revenue Code described above).

The shares issued may be fully and immediately vested upon issuance or may vest upon the recipient’s completion of a designated service period or upon the attainment of pre-established performance goals.  The plan administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

Any unvested shares for which the requisite service requirement or performance objective is not obtained must be surrendered to the Company for cancellation, and the participant will not have any further stockholder rights with respect to those shares.  However, for shares issued for cash or cash equivalents, including a promissory note, the Company will repay the participant the cash amount paid for the surrendered shares without interest and/or shall cancel the unpaid principal balance of any promissory note delivered in payment of those shares.

Outstanding share right awards under the Stock Issuance Program will automatically terminate, and no shares of common stock will actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained.  The plan administrator, however, will have the discretionary authority to issue shares of common stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals are not attained.

However, in order to assure that the compensation attributable to one or more stock issuances under the program will qualify as performance-based compensation which will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Internal Revenue Code Section 162(m), the plan administrator shall, in its sole discretion, provide that those particular issuances will be contingent upon the actual attainment of certain pre-established performance goals based on one or more of the following criteria:

•                  return on total stockholder equity;

•                  earnings per share of common stock;

•                  net income (before or after taxes);

•                  earnings before interest, taxes, depreciation and amortization;

•                  sales or revenues;

•                  return on assets, capital or investment;

•                  market share;

•                  cost reduction goals;

•                  budget comparisons;

•                  implementation or completion of critical projects or processes;

•                  customer satisfaction;

•                  any combination of, or a specified increase in, any of the foregoing; and

•                  the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions.

In addition, performance goals may be based upon the attainment of specified levels of the Company’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of its business units or divisions or subsidiaries.  Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned.

Automatic Option Grant Program

Grant

If the stockholders approve the 2005 Plan, then the Automatic Option Grant Program under the 2005 Plan will replace the 1995 Director Plan.  No further option grants will be made under the 1995 Director Plan as it expired on March 21, 2005.  Stockholder approval of this proposal will also constitute pre-approval of each option granted under the Automatic Option Grant Program on or after the date of the Annual Meeting and the subsequent exercise of that option in accordance with the terms of the program summarized below.

Under the Automatic Option Grant Program of the 2005 Plan, eligible non-employee Board members receive a series of option grants over their period of Board service.  Each non-employee Board member will, at the time of his or her initial election or appointment to the Board, receive an option grant for 10,000 shares of Common Stock, provided that individual has not previously been employed by the Company in the preceding six months.  In addition, on the date of each annual stockholders meeting, each individual who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 5,000 shares of Common Stock, provided he or she has served as a non-employee Board member for at least six (6) months.  There will be no limit on the number of such 5,000-share option grants any one eligible non-employee Board member may receive over his or her period of continued Board service, and non-employee board members who have previously been one of the Company’s employees will be eligible to receive one or more such annual grants over their period of board service.

Option Terms

Each automatic grant will have an exercise price per share equal to 100% of the fair market value per share of the Company’s Common Stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee’s cessation of Board service.  Each automatic option will vest in three (3) successive equal annual installments upon the optionee’s completion of each year of Board service measured from the grant date.  Following the optionee’s cessation of Board service for any reason, each option will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of the cessation of Board service.

General Provisions

Acceleration

In the event that the Company is acquired by merger or asset sale or its stockholders sell more than 50% of the Company’s outstanding voting stock pursuant to a successful tender offer, each outstanding option under the Discretionary Option Grant Program that is not to be assumed or replaced by the successor corporation or otherwise continued in effect will automatically accelerate in full, and all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company’s repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect.  The plan administrator will also have the authority to grant options which will immediately vest upon an acquisition of the Company, whether or not those options are assumed by the successor corporation.

The plan administrator is also authorized under the Discretionary Option Grant and Stock Issuance Programs to grant options and to structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest upon an acquisition of the Company by merger or asset sale, the successful completion of a tender offer for more than 50% of the Company’s outstanding voting stock or a proxy contest for the election of Board members.  This accelerated vesting may occur either at the time of the transaction or proxy contest or upon the subsequent involuntary termination of the individual’s service within a designated period not to exceed 18 months following the transaction or proxy contest.

The shares subject to each option under the Automatic Option Grant will immediately vest upon an acquisition of the Company by merger or asset sale, the successful completion of a tender offer for more than 50% of the Company’s outstanding voting stock or a proxy contest for the election of Board members.

The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Stockholder Rights and Option Transferability

No optionee will have any stockholder rights with respect to the option shares until he or she has exercised the option and paid the exercise price for the purchased shares.  Options will generally not be assignable or transferable other than by will or the laws of inheritance following the optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee.  However, the plan administrator may structure one or more non-statutory options under the 2005 Plan so that those options will be transferable during the optionee’s lifetime to one or more members of the optionee’s family or to a trust established for one or more such family members or to the optionee’s former spouse, to the extent such transfer is in connection with the optionee’s estate or pursuant to a domestic relations order.  The optionee may also designate one or more beneficiaries to automatically receive his or her options at death.

Changes in Capitalization

Should any change be made to the Common Stock issuable under the 2005 Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Company’s receipt of consideration, then appropriate adjustments will be made to:

•                  the maximum number and/or class of securities issuable under the 2005 Plan;

•                  the number and/or class of securities for which any one person may be granted options and direct stock issuances per calendar year under the 2005 Plan;

•                  the number and/or class of securities for which grants are to be made under the Automatic Option Grant Program to new or continuing non-employee Board members; and

•                  the number and/or class of securities and price per share in effect under each outstanding option.

These adjustments to the outstanding options will be effected in a manner which will preclude the enlargement or dilution of rights and benefits under those options.

Financial Assistance

The plan administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the Discretionary Option Grant Program or the purchase of shares under the Stock Issuance Program through full-recourse interest-bearing promissory notes to the extent permitted by law.  However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of those shares.

Special Tax Election

The plan administrator may provide one or more holders of options or unvested share issuances under the 2005 Plan with the right to have the Company withhold a portion of the shares otherwise issuable to these individuals in satisfaction of the withholding taxes to which these individuals become subject in connection with the exercise of those options or the vesting of those shares.  Alternatively, the plan administrator may allow these individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

Amendment and Termination

The Board may amend or modify the Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations.  Unless sooner terminated by the Board, the 2005 Plan will terminate on the earliest of (1) May 12, 2015, (2) the date on which all shares available for issuance under the 2005 Plan have been issued as fully-vested shares or (3) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

Federal Income Tax Consequences

Option Grants

Options granted under the Discretionary Option Grant Program may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet those requirements.  All options granted under the Automatic Option Grant Programs will be non-statutory options.  The federal income tax treatment for the two types of options differs as follows:

Incentive Options.  The optionee recognizes no taxable income at the time of the option grant, and no taxable income is recognized for regular tax purpose at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes.  The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition.  For Federal tax purposes, dispositions are divided into two categories: (1) qualifying and (2) disqualifying.  A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date.  If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital again in an amount equal to the excess of (1) the amount realized upon the sale or other disposition of the purchased shares over (2) the exercise price paid for the shares.  If there is a disqualifying disposition of the shares, then the excess of (1) the fair market value of those shares on the exercise date over (2) the exercise price paid for the shares will be taxable as ordinary income to the optionee.  Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (1) the fair market value of such shares on the option exercise date over (2) the exercise price paid for the shares.  The Company will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Non-Statutory Options.  No taxable income is recognized by an optionee upon the grant of a non-statutory option.  The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when this repurchase right lapses, an amount equal to the excess of (1) the fair market value of the shares on the date the repurchase right lapses over (2) the exercise price paid for the shares.  The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (1) the fair market value of the purchased shares on the exercise date over (2) the exercise price paid for such shares.  If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option.  The deduction will in general be allowed for the Company’s taxable year in which the ordinary income is recognized by the optionee.

Direct Stock Issuances

The tax principles applicable to direct stock issuances under the 2005 Plan will be substantially the same as those summarized above for the exercise of unvested non-statutory options, if the shares are not vested.  If the shares are vested, the recipient of the shares will recognize taxable income upon receipt of the shares in the amount equal to the fair market value of the shares at the time of receipt, less any amount, if any, paid for the shares.

Deductibility of Executive Compensation

The Company anticipates that any compensation deemed paid by it in connection with the disqualifying dispositions of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of its executive officers.  Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Internal Revenue Code Section 162(m).

Accounting Treatment

Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to the Company’s earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date.  This expense will be amortized against the Company’s earnings over the period that the option shares or issued shares are to vest.

Option grants or stock issuances with exercise or issue prices equal to the fair market value of the shares at the time of issuance or grant generally will not result in any charge to the Company’s earnings, but the Company must disclose, in pro forma statements to its financial statements, the impact those option grants would have upon its reported earnings were the value of those options treated as compensation expense.  Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company’s earnings per share on a fully diluted basis.

In addition, beginning January 1, 2006, the Company anticipates adopting the fair value recognition provisions of SFAS 123R.  This provision will require the Company to recognize expense attributable to grants of stock options based on their fair values.

Should any outstanding options under the 2005 Plan be repriced, then that repricing will trigger a direct charge to the Company’s reported earnings measured by the appreciation in the value of the underlying shares between the grant of the repriced option and the date the repriced option is exercised for those shares or otherwise terminates unexercised.

New Plan Benefits

No options have been granted to date under the 2005 Plan.  However, if this proposal is approved by the stockholders, then each of the following non-employee board members will receive an option grant for the indicated number of shares on May 12, 2005 for their continued board service.

Name	Dollar Value ($)(1)	Number of Option Shares
J. Fred Bucy, Jr.	$16,750	5,000
James F. Gero	16,750	5,000
Donald M. Johnston	16,750	5,000

(1)                Based on the $[         ] closing price of the Common Stock on the Nasdaq Stock Market on March 24, 2005.  However, each of these option grants will have an exercise price per share equal to the closing price per share of common stock on the Nasdaq Stock market on the May 12, 2005 grant date.

Interests of Officers and Directors

Upon approval of Proposal Two, the Company’s executive officers, including the employee director nominees, Mr. Paxton and Mr. Head, and the Company’s non-employee director nominees, Mr. Bucy, Mr. Gero and Mr. Johnston, will be entitled to participate in the 2005 Plan and may receive option grants and stock issuances under the Discretionary Option Grant Program and the Stock Issuance Program.  In addition, the non-employee director nominees will receive option grants under the Automatic Option Program as set forth above under “New Plan Benefits.”

The Board recommends a vote FOR this proposal.

PROPOSAL THREE
PROPOSAL TO RATIFY THE APPOINTMENT
OF INDEPENDENT AUDITORS

The Board has appointed KBA Group LLP to serve as independent auditors of the Company and to audit its consolidated financial statements for fiscal year 2005, subject to ratification by the Company’s stockholders at the Meeting. KBA Group LLP has served as the Company’s independent auditors since March 2003. To the knowledge of management of the Company, neither such firm nor any of its members has any direct or material indirect financial interest in the Company, nor any connection with the Company in any capacity other than as independent auditors.

Although stockholder ratification and approval of this appointment is not required by the Company’s bylaws or otherwise, in keeping with the Company’s policy that its stockholders should be entitled to a voice in this regard and as a matter of good corporate practice, the Board is seeking ratification of this appointment. If the appointment is not ratified, the Board must then determine whether to appoint other auditors prior to the end of the current fiscal year.  In such case, the opinions of stockholders will be taken into consideration.

Fees Paid to Independent Public Accountants

The Audit Committee has reviewed the following audit and non-audit fees the Company has paid to the independent public accountants for purposes of considering whether such fees are compatible with maintaining the auditor’s independence.  The policy of the Audit Committee is to pre-approve all audit and non-audit services performed by its independent public accountants before the services are performed, including all of the services described below under Audit-Related Fees, Tax Fees and All Other Fees below.

Audit Fees.  Estimated fees billed for service rendered by KBA Group LLP for the reviews of Forms 10-Q and for the audit of the consolidated financial statements of the Company were $59,550 for 2004 and $41,000 for 2003.

Audited-Related Fees.  Aggregate fees billed for all audit-related services rendered by KBA Group LLP consisted of $7,875 for 2004 and $20,300 for 2003.  These amounts include employee benefit plan audits and consultation on financial accounting and reporting standards and preliminary assessment on Sarbanes Oxley control environment.

Tax Fees.  Aggregate fees billed for permissible tax services rendered by KBA Group LLP consisted of $36,707 for 2004 and by Ernst & Young LLP (auditors prior to March 2003) of $104,151 for 2003.  These amounts include tax strategy services, preparation of sales tax returns, preparation of federal and state income tax returns, preparation of property tax and franchise tax returns and international tax issues.

All Other Fees.  Aggregate fees billed for all other services rendered by KBA Group LLP consisted of $35,725 for 2004.  There were no such fees in 2003.  These services were for fees related to the form S-3 filed in 2004 and the subsequent amendment of 2003 Form 10-K and first quarter 2004 10-Q.

Recent Change in Independent Public Accountants

On March 11, 2003, the Company appointed KBA Group LLP to serve as its independent public accountants, replacing its former independent public accountants Ernst & Young LLP, effective immediately.  This appointment was ratified by the Company’s stockholders at its 2003 annual meeting.  The decision to change independent auditors was approved by the Company’s Board of Directors upon the recommendation and approval of the Audit Committee.

Ernst & Young LLP’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2002 and December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2002 and December 31, 2003 and the interim period prior to its dismissal, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young LLP’s satisfaction, would have caused them to make reference to the subject matter in connection with their reports on the Company’s consolidated financial statements and supporting schedules for such years; and there were no reportable events, as listed in Item 304(a)(1)(iv) of Regulation S-B.

The Company provided Ernst & Young LLP with a copy of the foregoing disclosures.  A copy of Ernst & Young LLP’s letter, dated March 11, 2003, stating their agreement with such statements is attached as Exhibit 16.1 to the Company’s Report on Form 8-K as previously filed with the SEC on March 11, 2003.

During the year ended December 31, 2002 and through the date of its dismissal of Ernst & Young, LLP the Company did not consult KBA Group LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Representatives of KBA Group LLP are expected to be in attendance at the Meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to appropriate questions.

The enclosed Proxy will be voted as specified, but if no specification is made, it will be voted in favor of the adoption of the resolution of ratification.

The Board recommends a vote “FOR” this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Common Stock as of March 24, 2005, unless otherwise indicated, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common and Preferred Stock, (ii) each director of the Company, (iii) the Company’s current executive officers and (iv) all current directors and executive officers of the Company as a group.  The persons and entities named in the table have sole voting and investment power with respect to all such shares owned by them, unless otherwise indicated.

	Common Stock		Preferred Stock
Name of Beneficial Owner or Group (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (%)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (%)

G. Ward Paxton (1)(3)	670,995	10.55	140,000	31.86
T. Joe Head (1)	479,115	7.91	—	—
J. Fred Bucy, Jr. (4)	18,501	*	—	—
James F. Gero (1)(5)	320,930	5.19	60,000	13.66
Donald M. Johnston (6)	21,358	*	—	—
Aaron N. Bawcom (7)	46,201	*	—	—
Eric H. Gore (8)	69,801	1.14	—	—
Garry L. Hemphill (9)	16,926	*	—	—
Michael L. Paxton (1)(10)	285,209	4.69	—	—
Gryphon Master Fund, L.P. (1)(11)	333,798	5.22	129,392	29.45
Enable Growth Partners L.P. (1) (12)	193,226	3.02	90,000	20.48

All directors and executive officers as a group (9 persons) (13)	1,929,035	28.95	200,000	45.52

*            Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)           The addresses of the persons or entities shown in the foregoing table who are beneficial owners of more than 5% of the Common Stock or Preferred Stock are as follows: G. Ward Paxton, T. Joe Head and James F. Gero, 1101 East Arapaho Road, Richardson, Texas 75081; Gryphon Master Fund, L.P., 100 Crescent Court, Suite 490, Dallas, Texas 75201; and Enable Growth Partners L.P., One Sansome Street, Suite 2900, San Francisco, CA 94104.

(2)           Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission in accordance with Rule 13d-3(d)(1).  Percentage of beneficial ownership is based on [6,058,030] shares of Common Stock outstanding as of March 24, 2005 and [439,392] shares of Preferred Stock.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days following March 24, 2005 are deemed outstanding.  However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Certain shares of common stock shown as beneficially owned are issuable upon conversion of preferred stock or exercise of warrants the Company issued in a private placement on March 25, 2004.  Under the terms of the preferred stock and warrants, the shares of preferred stock are convertible and the warrants are exercisable by any only to the extent that the number of shares of common stock issuable pursuant to those securities, together with the number of shares of Common Stock owned by the relevant person and its affiliates (but not including shares of common stock underlying unconverted portions of the preferred stock or unexercised portions of the warrants) would not exceed 9.9% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act.  Accordingly, the number of shares of common stock set forth in the column under “Common Stock” entitled “Amount and Nature of Beneficial Ownership” in the table above exceeds the number of shares of common stock that the could beneficially own at any given time through the ownership of these preferred stock or warrants.

(3)           Includes the equivalent of 4,996 shares held by Mr. Paxton in the Intrusion Stock Fund in the Intrusion 401(k) Savings Plan.  Includes the equivalent of 222,646 shares that may be converted from preferred stock and 77,926 shares that Mr. Paxton may acquire upon exercise of warrants.

(4)           Includes 15,001 shares that Mr. Bucy may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 24, 2005.

(5)           Includes the equivalent of 95,419 shares that may be converted from preferred stock and 33,397 shares that Mr. Gero may acquire upon exercise of warrants.  Also includes 2,501 shares that Mr. Bucy may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 24, 2005

(6)           Includes 15,001 shares that Mr. Johnston may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 24, 2005.

(7)           Includes 46,201 shares that Mr. Bawcom may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 24, 2005.

(8)           Includes 62,128 shares that Mr. Gore may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 24, 2005.  Also includes the equivalent of 4,673 shares held by Mr. Gore in the Intrusion Stock Fund in the Intrusion 401(k) Savings Plan.

(9)           Includes 11,042 shares that Mr. Hemphill may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 24, 2005.

(10)         Includes 200,625 shares held directly by Mr. Michael Paxton, 8,029 shares held by Mr. Paxton’s wife, and 53,221 held by trusts of Mr. Paxton’s children.  Also includes 23,334 shares that Mr. Paxton may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 24, 2005.

(11)         Includes the equivalent of 205,776 shares that may be converted from preferred stock and 128,022 shares that Gryphon Master Fund may acquire upon exercise of warrants.

(12)         Includes the equivalent of 143,130 shares that may be converted from preferred stock and 50,096 shares that Enable Growth Partners L.P. may acquire upon exercise of warrants.

(13)         Includes an aggregate of 175,208 shares that may be acquired upon exercise of options of officers and directors that are currently exercisable or will become exercisable within 60 days of March 24, 2005.  Includes the equivalent of 318,065 shares that may be converted from preferred stock and 111,323 shares that may be acquired upon exercise of warrants.

Executive Officers

The following table sets forth the names and ages of all executive officers of the Company, their respective positions with the Company, and the period during which each has served as an officer.

Name of Officer	Age	Position(s)	Served as Officer Since

G. Ward Paxton	69	Chairman, President, Chief Executive Officer and Director	2001
Aaron N. Bawcom	32	Vice President, Engineering	2003
Eric H. Gore	51	Vice President, Worldwide Sales	1994
T. Joe Head	48	Vice Chairman and Vice President	2003
Garry L. Hemphill	56	Vice President, Operations	2003
Michael L. Paxton	44	Vice President, Chief Financial Officer, Treasurer and Corporate Secretary	2002

Aaron N. Bawcom was named Vice President of Engineering on January 29, 2003. He joined the Company on April 10, 2000 as Director of Product Development of Security Software. As Vice President of Engineering, he is responsible for the technical direction and development of all products. From 1998 to 2000, Mr. Bawcom served as engineer, manager, and chief architect for Network Associates security products where he produced Enterprise Management, Intrusion Detection, and Firewall software. Prior to that time, Mr. Bawcom worked as an engineer producing a network based content scanning product for McAfee. Mr. Bawcom holds a B.S. degree in Computer Science from Texas A&M University.

Eric H. Gore has served the Company as Vice President—Worldwide Sales since June 2001. He also served as Vice President—International Sales from December 2000 to June 2001 and Vice President—Strategic Business Development from 1994 to 2000. Mr. Gore previously held positions with the Company as Director of Strategic Business Development from 1992 to 1994, Area Sales Manager from 1989 to 1992 and Regional Sales Manager from 1984 to 1989. Prior to joining the Company, Mr. Gore served Texas Instruments Incorporated in various marketing positions from 1979 to 1982. Mr. Gore holds a M.B.A. degree from Hardin-Simmons University and a Bachelor of Business Administration degree from the University of North Texas.

Garry L. Hemphill joined the Company on February 14, 2003 as Vice President of Operations. Mr. Hemphill was previously employed with the Company from 1987 to 2000 as Vice President of Operations and 1984 to 1987 as Director of Operations. From 2002 to 2003, Mr. Hemphill acted as an independent consultant to contract manufacturers in the area of business development. From 2000 to 2001, Mr. Hemphill was President and Chief Executive Officer of VHB Technologies, Inc., a Richardson, Texas based start-up. Mr. Hemphill’s background covers over 20 years in data networking, engineering and operation management. Mr. Hemphill holds an Associate Degree in Business Administration from the University of Texas at Dallas.

Michael L. Paxton joined the Company on August 13, 2002 as Vice President, Chief Financial Officer, Secretary and Treasurer. He was also employed by the Company from 1986 until May 1998. Mr. Paxton previously held positions with the Company as Vice President and Secretary from 1995 to 1998, Controller of Finance and Accounting from 1987 to 1995 and Accounting Manager from 1986 to 1987. From 1998 to August 2002, Mr. Paxton served as General Partner for Paxton Ventures, L.P. Mr. Paxton holds a Bachelor of Business Administration degree from the University of Oklahoma.

The biographies of G. Ward Paxton and T. Joe Head are provided in “Proposal One – Election of Directors.”

All executive officers of the Company are elected annually by the Board and serve at the discretion of the Board. There are no family relationships between any director or executive officer and any other such person except for Michael L. Paxton, Vice President, Chief Financial Officer, Secretary and Treasurer, who is the son of G. Ward Paxton, Chairman, President and Chief Executive Officer.

EXECUTIVE COMPENSATION

Summary Compensation Information

The following table sets forth certain summary information regarding all cash compensation earned by the Company’s Chief Executive Officers and each of the Company’s four other most highly compensated executive officers (the “Named Executive Officers”) for the last three fiscal years in all capacities in which they served the Company and its subsidiaries for such period.  No executive officers who would have otherwise been includible in such table on the basis of salary and bonus earned for the 2004 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that year. The individuals listed below shall be referred to as the (“Named Executive Officers”).

Summary Compensation Table

						Long-Term Compensation
		Annual Compensation				Awards		Payouts
Name and Principal	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)		Restricted Stock Award(s) ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)(6)

G. Ward Paxton,	2004	$122,500	—	—		—	—	—	$1,225
Chairman, President,	2003	122,500	—	—		—	—	—	1,225
CEO and Director	2002	140,673	—	—		—	—	—	1,407
T. Joe Head, (2)	2004	175,000	—	—		—	—	—	1,750
Vice-Chairman, Vice President	2003	126,538	—	—		—	—	—	1,265
and Director	2002	140,673	—	—		—	—	—	1,407
Aaron N. Bawcom, (3)	2004	175,000	—	—		—	21,875	—	—
Vice President of	2003	174,058	$175,000	—		—	12,500	—	—
Engineering	2002	158,981	—	—		—	11,200	—	—
Eric H. Gore,	2004	155,000	37,102	$7,200	(4)	—	21,875	—	—
Vice President of	2003	155,834	49,090	7,200	(4)	—	12,500	—	—
Worldwide Sales	2002	134,731	33,846	7,200	(4)	—	12,500	—	—
Michael L. Paxton, (5)	2004	122,500	—	—		—	16,875	—	1,225
Vice President, Chief Financial	2003	147,404	—	—		—	12,500	—	1,474
Officer, Treasurer and Secretary	2002	50,615	—	—		—	8,125	—	485

(1)           Represents bonus compensation and/or commission earned during the fiscal year indicated, a portion of which may have been or will be paid during the subsequent fiscal year.

(2)           T. Joe Head was named Vice Chairman and Vice President on February 14, 2003.

(3)           Aaron Bawcom joined the Company on April 10, 2000 and was named Vice President of Engineering on January 29, 2003.  The bonus paid to Mr. Bawcom in 2003 was pursuant to the employment agreement dated February 4, 2003.  Such employment agreement is described in the Certain Transactions with Management section of this proxy statement.

(4)           Car allowance income.

(5)           Michael L. Paxton joined the company on August 13, 2002. 2002 compensation represents salary earned for a partial year.

(6)           This amount includes the annual employer matching contributions under the Company’s tax qualified Section 401(k) Savings Plan.

Option Grants During Fiscal Year 2004

The following table provides information related to options to acquire shares of Common Stock granted to the Named Executive Officers during fiscal year 2004. The Company did not grant any stock appreciation rights during fiscal year 2004.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable
	Number of	Percent of Total			Value at Assumed
	Securities	Options			Annual Rates of Stock
	Underlying	Granted to	Exercise or Base		Price Appreciation for
	Options	Employees in	Price	Expiration	Option Term (1)
Name	Granted (#)(2)	Fiscal Year	($/Share)(3)	Date	5%($)	10%($)

G. Ward Paxton	—	—	—	—	—	—
T. Joe Head	—	—	—	—	—	—
Aaron N. Bawcom	4,375	2.78%	$2.72	01/29/14	$7,484	$18,966
	17,500	11.11	1.36	08/12/14	14,968	37,931
Eric H. Gore	4,375	2.78	2.72	01/29/14	7,484	18,966
	17,500	11.11	1.36	08/12/14	14,968	37,931
Michael L. Paxton	4,375	2.78	3.00	01/29/09	2,063	6,040
	12,500	7.94	1.50	08/12/09	2,947	8,629

(1)                                  The potential realizable value illustrates the value that may be realized upon exercise of the options immediately prior to the expiration of their respective terms, assuming the specified compounded rates of appreciation of the Company’s Common Stock over the term of each option. There can be no assurance that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. These potentially realizable values do not take into account provisions of each option providing for termination of the option following cessation of employment, nontransferability or effective vesting over one year. All options granted in 2004 in the table above fully vest after 1 year.

(2)                                  Each option was an incentive stock option to the extent possible by Internal Revenue Service (IRS) rules. All other options were nonqualified stock options. Each option, other than those granted to Michael Paxton, has a term of ten years from date of grant, subject to earlier termination under certain conditions upon cessation of employment of the optionee and become exercisable one year from the date of grant.  Such options are not transferable. Options granted to Michael Paxton have a term of five years due to IRS stock ownership rules.

(3)                                  The exercise price per share of each option was equal to 100% of the fair market value of the Common Stock per share on the date of grant other than those granted to Michael Paxton. Mr. Paxton’s options were granted at 110% of the fair market value due to IRS stock ownership rules. The Compensation Committee, in its sole discretion, may affect the cancellation of such options in exchange for a new option grant with a lower exercise price equal to the current fair market value per share at the time of cancellation.

Option Exercises and Fiscal Year End Holdings

The following table sets forth information with respect to options exercised by the Named Executive Officers during fiscal year 2004 and the number and value of options held at fiscal year end. No stock appreciation rights were exercised and no stock appreciation rights were outstanding at fiscal year end.

Aggregate Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)(1)
Name	On Exercise (#)	Realized ($ )	Exercisable	Unexercisable	Exercisable	Unexercisable

G. Ward Paxton	—	—	—	—	—	—
T. Joe Head	—	—	—	—	—	—
Eric H. Gore	—	—	56,087	23,541	$17,425	$27,956
Aaron N. Bawcom	—	—	40,160	23,541	17,425	27,956
Michael L. Paxton	—	—	18,959	18,541	8,542	18,608

(1)           The closing price for the Company’s Common Stock as reported by The Nasdaq Stock Market (SmallCap Market System) on December 31, 2004, was $2.91 per share. The indicated value is calculated on the basis of the difference between the option exercise price per share and $2.91, multiplied by the number of shares of Common Stock underlying each “in-the-money” option.

Compensation of Directors

Messrs. Bucy, Gero and Johnston (each non-employee director) receive a cash retainer fee of $1,000 per month. Each non-employee director also receives a fee of $1,000 for each meeting of the Board attended (excluding telephonic meetings) and for each meeting of a committee of the Board attended (exclusive of committee meetings held on the same day as Board meetings). Each non-employee director also receives a fee of $500 for each telephonic meeting attended. Each non-employee director is also reimbursed for all reasonable expenses incurred in attending such meetings. No director who is an employee of the Company receives any fees for service as a director of the Board. However, G. Ward Paxton and T. Joe Head each earned compensation for his services to the Company as an employee as set forth in the Summary Compensation Table. Neither Mr. Paxton nor Mr. Head received any stock options during 2004 or any additional fees for his services as a director of the Board.

Pursuant to the terms of the 1995 Directors Plan as amended and restated in 2002, each of the Company’s non-employee directors is automatically granted an option to purchase 5,000 shares of Common Stock upon joining the Board. Each non-employee director is also automatically granted an option to purchase 2,500 shares on the date of each annual stockholder meeting as long as the director has served as such for at least six months prior to the date of grant.  The 1995 Director Plan expired on March 21, 2005.

Under the Automatic Option Grant Program of the 2005 Plan described above in “Proposal Two – Approval of the 2005 Stock Incentive Plan—Automatic Option Grant Program,” each non-employee director will automatically be granted an option to purchase 10,000 shares of Common Stock upon joining the Board and an option to purchase 5,000 shares of Common Stock on the date of each annual stockholder meeting as long as the director has served at least six months prior to the date of grant.  If stockholders approve the 2005 Plan, the Company’s non-employee directors will receive the option grants described in “Proposal Two – Approval of the 2005 Stock Incentive Plan – New Plan Benefits.”

Employment Agreements

The Company entered into an Employment Agreement with Aaron Bawcom on February 4, 2003.  Such agreement is summarized in the Certain Transactions With Management section of this proxy statement.  Neither the Company nor its subsidiaries has any other employment agreements with any of its Named Executive Officers.

Stock Performance Information

The following chart illustrates the percentage of change in the cumulative total stockholder return on the Company’s Common Stock during the five year period ending December 31, 2004, compared with the cumulative total return on the Center for Research in Securities Prices (“CRSP”) Total Return Index for The US Nasdaq Stock Market, CRSP Total Return Index for Nasdaq Computer Manufacturing Stocks, and the CRSP Total Return Index for Nasdaq Computer and Data Processing Stocks, respectively, for the same periods.

STOCK PERFORMANCE*

	Dec 31 1999	Dec 31 2000	Dec 29 2001	Dec 31 2002	Dec 31 2003	Dec 31 2004

Intrusion Inc	100	52.41	18.98	3.53	6.51	8.03
CRSP Total Rtn. Index for the US Nasdaq Stock Market	100	60.31	47.84	33.07	49.45	53.81
CRSP Total Rtn. Index for Nasdaq Computer Mfg. Stocks	100	57.01	39.28	26.03	36.20	47.34
CRSP Total Rtn. Index for Nasdaq Computer and Data Processing	100	45.88	36.95	25.48	33.56	36.97

*                                         The comparison assumes (i) $100 was invested on December 31, 1999 in the Company’s Common Stock and in each of the foregoing indices and (ii) that any dividends paid by companies included in the comparative indices were reinvested in additional shares of the same class of equity securities of such companies at the frequency with which dividends were paid during the applicable periods depicted.

The stock performance information depicted in the foregoing chart is not necessarily indicative of future stock performance.

CERTAIN TRANSACTIONS WITH MANAGEMENT

On February 4, 2003, the Company entered into an employment agreement with Aaron N. Bawcom, its Vice President of Engineering. The agreement has a two-year term, during which the Company will pay Mr. Bawcom an annual base salary of $175,000. In addition, the Company agreed to pay Mr. Bawcom a lump sum retention bonus of $175,000, which vests in 24 equal monthly installments. Mr. Bawcom must return any unvested portion of the bonus upon his voluntary resignation or termination by the Company with cause. If the Company terminates Mr. Bawcom without cause prior to the end of the employment term, then any unvested portion of the bonus becomes vested. The term “cause” under the agreement is defined to include felony convictions, misconduct that materially discredits or damages the Company, chronic absence from work unrelated to illness or incapacity, substance abuse that materially interferes with his work performance and breaches of the employment agreement.

On March 25, 2004, the Company completed a $5,000,000 private placement of 1,000,000 shares of its Preferred Stock and warrants to purchase 556,619 shares of its Common Stock at an initial exercise price of $3.144 per share to various purchasers.  The following executive officers, directors and 5% beneficial holders participated in the private placement:

Name	Relationship	Amount Invested	Shares of Preferred Stock	Warrants

G. Ward Paxton	Chairman, President, Chief Executive Officer and Director	$700,000	140,000	77,926

James F. Gero	Director	$300,000	60,000	33,397

Gryphon Master Fund, L.P.	5% Stockholder	$1,150,000	230,000	128,022

Enable Growth Partners L.P.	5% Stockholder	$450,000	90,000	50.095

In connection with the private placement, the Company granted each investor, other than Mr. Paxton and Mr. Gero, who continues to own shares of Preferred Stock prior to the sale, the right to purchase a pro rata portion of certain future sales of securities by the Company based on the ratio of the number of shares of Common Stock held by that eligible investor, including any shares of Common Stock issuable upon conversion of the Preferred Stock and the exercise of the warrants owned by that eligible investor, to the total number of shares of Common Stock outstanding immediately prior to the sale, assuming the conversion of outstanding Preferred Stock and the exercise of the outstanding warrants.  However, if the future sale is at a price below the average trading price of Common Stock for the ten days preceding the sale, each of the eligible investors will have the right to purchase a pro rata portion of the new securities based on the ratio of the number of shares of Common Stock owned by that eligible investor, assuming the conversion of the Preferred Stock and the exercise of the warrants owned by that investor, to the total number of shares of Common Stock then owned by all the eligible investors, assuming the conversion of all outstanding Preferred Stock and the exercise of all outstanding warrants.

As part of the private placement, the Company entered into a Registration Rights Agreement, pursuant to which it agreed file a registration statement to register the shares of Common Stock issuable upon the conversion of the preferred stock and upon the exercise of the warrants issued to the investors in the private placement.  Because the Company failed to have the registration statement declared effective by July 24, 2004, the terms of the Registration Rights Agreement required the payment of liquidated damages to the investors equal to 2% of the aggregate purchase price paid to the Company in the private placement for each thirty-day period, pro rated for any shorter period, that the effectiveness of the registration statement was delayed.   The registration statement was declared effective on August 6, 2004, and the Company paid Gryphon and Enable liquidated damages of $9,967 and $3,900 respectively.  Mr. Paxton and Mr. Gero agreed to waive the payment of their liquidated damages.

Since January 1, 2004, there have been no other transactions, or currently proposed transactions, between the Company and any of its executive officers, directors or 5% beneficial holders, or member of the immediate family of the foregoing persons, in which one of the foregoing individuals or entities had an interest of more than $60,000.

COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation promulgated pursuant to the Exchange Act to furnish the Company with copies of all Section 16(a) report forms they file with the SEC.

Based solely on its review of the copies of such report forms received by it with respect to fiscal year 2004, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company’s equity securities have been timely complied with in accordance with Section 16(a) of the Exchange Act.

STOCKHOLDER PROPOSALS

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the stockholders consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 2006 Annual Meeting of Stockholders, such proposals must be received by the Company not later than December 9, 2005. Such proposals should be directed to Intrusion Inc., 1101 East Arapaho Road, Richardson, Texas 75081, Attention: Secretary (telephone: (972) 234-6400; telecopy: (972) 234-1467).

Pursuant to Rule 14a-4(c) of the Exchange Act of 1934, if a stockholder who intends to present a proposal at the 2006 Annual Meeting of Stockholders does not notify the Company of such proposal on or prior to February 22, 2006, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the 2006 proxy statement.

EXPENSES OF SOLICITATION

All costs incurred in the solicitation of Proxies for the Meeting will be borne by the Company. In addition to the solicitation by mail, officers and employees of the Company may solicit Proxies by telephone, telefax or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. In addition, Mellon Investor Services LLC has been retained by the Company to aid in the solicitation of Proxies and will solicit Proxies by mail, telephone, internet, telefax and personal interview and may request brokerage houses and nominees to forward soliciting material to beneficial owners of Common Stock. For these services, Mellon Investor Services LLC will be paid fees not to exceed approximately $7,500, plus reasonable incidental expenses.

ADDITIONAL INFORMATION AVAILABLE

Upon the written request of any stockholder, the Company will furnish, without charge, a copy of the Company’s 2004 Annual Report on Form 10-KSB, as filed with the SEC, including the financial statements and schedules thereto. The request should be directed to the Secretary at the Company’s offices indicated above.

The Company’s 2004 Annual Report on Form 10-KSB accompanies this Proxy Statement. The Annual Report on Form 10-KSB, which includes financial statements, does not form and is not to be deemed part of this Proxy Statement.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board and management are not aware of any other matter, other than those described herein, which will be presented for consideration at the Meeting. Should any other matter requiring a vote of the stockholders properly come before the Meeting or any adjournment thereof, the enclosed Proxy confers upon the persons named in and entitled to vote the shares represented by such Proxy discretionary authority to vote the shares represented by such Proxy in accordance with their best judgment in the interest of the Company on such matters. The persons named in the enclosed Proxy also may, if it is deemed advisable, vote such Proxy to adjourn the Meeting from time to time.

Please sign, date and return promptly the enclosed Proxy at your earliest convenience in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

G. WARD PAXTON
Chairman, President and Chief Executive Officer

Richardson, Texas
April 7, 2005

Appendix A

2005 Incentive Stock Plan

INTRUSION INC.

2005 STOCK INCENTIVE PLAN

ARTICLE ONE

GENERAL PROVISIONS

I.              PURPOSE OF THE PLAN

This Plan is intended to promote the interests of the Corporation by providing eligible persons, who are employed by or serving the Corporation or any Parent or Subsidiary, with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service and to continue contributing to the on-going success of the Corporation.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.            STRUCTURE OF THE PLAN

A.            The Plan shall be divided into three separate equity incentive programs:

1.   the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock;

2.   the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary); and

3.   the Automatic Option Grant Program under which eligible non-Employee Board members shall automatically receive option grants at designated intervals over their period of continued Board service.

B.            The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.           ADMINISTRATION OF THE PLAN

A.            The Primary Committee and the Board shall have concurrent authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.  Grants made by the entire Board will be not be exempt from the million dollar compensation deduction limitation of Code Section 162(m).  Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons.  However, any discretionary option grants or stock issuances for members of the Primary Committee should be authorized by a disinterested majority of the Board.

B.            Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time.  The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

C.            Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and procedures as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable.  Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

D.            Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee.  No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

E.             Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under that program.

IV.           ELIGIBILITY

A.            The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

1.             Employees,

2.             non-Employee members of the Board or the board of directors of any Parent or Subsidiary, and

3.             independent contractors who provide services to the Corporation (or any Parent or Subsidiary).

B.            Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (1) with respect to the option grants made pursuant to the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the exercise price, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (2) with respect to stock issuances pursuant to the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

C.            The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

D.            The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (1) those individuals who first become non-Employee Board members on or after the Plan Effective Date, whether through appointment by the Board or election by the Corporation’s stockholders, and (2) those individuals who continue to serve as non-Employee Board members at one or more Annual Stockholders’ Meetings held on or after the Plan Effective Date, provided that individual has been a non-Employee Board member for at least six months.

V.            STOCK SUBJECT TO THE PLAN

A.            The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market.  The number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 750,000 shares.

B.            No one person participating in the Plan may receive options and direct stock issuances pursuant to the Plan for more than 100,000 shares of Common Stock in the aggregate per calendar year.

C.            Shares of Common Stock subject to outstanding options granted under the Plan shall be available for subsequent issuance under the Plan to the extent (1) those options expire or terminate for any reason prior to exercise in full or (2) the options are cancelled in accordance with the cancellation-regrant provisions of the Discretionary Option Grant Program.  Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan.  However, should the exercise price of an option granted pursuant to the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable pursuant to the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance made pursuant to the Plan, then the number of shares of Common Stock available for issuance pursuant to the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

D.            If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (1) the maximum number and/or class of securities issuable pursuant to the Plan, (2) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances pursuant to the Plan per calendar year, (3) the number and/or class of securities for which grants are subsequently to be made pursuant to the Automatic Option Grant Program to new and continuing non-Employee Board members, and (4) the number and/or class of securities and the exercise price per share in effect under each outstanding option granted pursuant to the Plan.  Such adjustments to the outstanding options are to be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under such options.  The adjustments determined by the Plan Administrator shall be final.

E.             Outstanding awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.              OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.  Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.   Exercise Price.

1.             The exercise price per share shall be fixed by the Plan Administrator but shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant.

2.             The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

(i)            cash or check made payable to the Corporation,

(ii)           shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii)          to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.            Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option.  However, no option shall have a term in excess of ten years measured from the date the option is granted.

C.            Effect of Termination of Service.

1.             The following provisions shall govern the exercise of any options granted pursuant to the Discretionary Option Grant Program that are outstanding at the time of the Optionee’s cessation of Service:

(i)            Immediately upon the Optionee’s cessation of Service, the option shall terminate with respect to the unvested shares subject to the option.

(ii)           Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct, then the option shall terminate immediately with respect to all shares subject to the option.

(iii)          Should the Optionee’s Service terminate for reasons other than Misconduct, then the option shall remain exercisable during such period of time after the Optionee’s Service ceases as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no option shall be exercisable after its Expiration Date.  During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s Service ceased.  Upon the expiration of the applicable exercise period or (if earlier) upon the Expiration Date, the option shall terminate with respect to any vested shares subject to the options.

2.             Among its discretionary powers, the Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i)            extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service, but in no event beyond the Expiration Date, and/or

(ii)           permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D.            Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.             Repurchase Rights. The Plan Administrator shall have the discretion to grant options that are exercisable for unvested shares of Common Stock.  Should the Optionee cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at the exercise price paid per share.  The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.             Limited Transferability of Options.  During the lifetime of the Optionee, options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee’s death.  However, a Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to the Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order.  The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment.  The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.  Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options granted pursuant to the Plan, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death prior to the Expiration Date of those options.  Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.            INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options.  Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options.  Options that are specifically designated as Non-Statutory Options when issued pursuant to the Plan shall not be subject to the terms of this Section II.

A.            Eligibility.  Incentive Options may only be granted to Employees.

B.            Dollar Limitation.  The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee pursuant to the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed $100,000.  To the extent that an Optionee’s options exceed that limit, they will be treated as Non-Statutory Options (but all of the other provisions of the option shall remain applicable), with the first options that were awarded to the Optionee to be treated as Incentive Options.

C.            10% Stockholder.  If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the date the option is granted, and the Expiration Date shall not be more than five years from the date the option was granted.

III.           CORPORATE TRANSACTIONS

A.            In the event a Change in Control occurs, the shares of Common Stock at the time subject to each outstanding option granted pursuant to this Discretionary Option Grant Program shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock.  However, an outstanding option shall not become vested on such an accelerated basis if and to the extent: (1) such option is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force pursuant to the terms of transaction or (2) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout of that spread no later than the time the Optionee would vest in those option shares or (3) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

B.            All outstanding repurchase rights under the Discretionary Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, immediately prior to the occurrence of a Change in Control, except to the extent: (1) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force pursuant to the terms of the transaction or (2) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C.            Immediately following the consummation of the transactions contemplated by the Change in Control documentation, all outstanding options granted pursuant to the Discretionary Option Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the transaction.

D.            Each option granted pursuant to the Discretionary Option Grant Program which is assumed or otherwise continued in effect in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control.  Appropriate adjustments to reflect such Change in Control shall also be made to (1) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (2) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (3) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances pursuant to the Plan per calendar year.  To the extent the holders of Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options granted pursuant to the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such transaction.

E.             Among its discretionary powers, the Plan Administrator shall have the ability to structure an option (either at the time the option is granted or at any time while the option remains outstanding) so that the option shall become immediately exercisable and some or all of the shares subject to that option shall automatically become vested (and some or all of the repurchase rights of the Corporation with respect to the unvested shares subject to that option shall immediately terminate) upon the occurrence of a Change in Control, the consummation of a Proxy Contest or any other specified event or the Optionee’s Involuntary Termination within a designated period of time following any of these events.  In addition, the Plan Administrator may provide that one or more of the Corporation’s repurchase rights with respect to some or all of the shares held by the Optionee at the time of such a Change in Control, Proxy Contest, or any other specified event or the Optionee’s Involuntary Termination within a designated period of time following such an event shall immediately terminate and all of the shares shall become vested.

F.             The portion of any Incentive Option accelerated in connection with a Change in Control or Proxy Contest shall remain exercisable as an Incentive Option only to the extent the $100,000 limitation described in Section II.B. above is not exceeded.  To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the federal tax laws.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.              STOCK ISSUANCE TERMS

Shares of Common Stock may be issued pursuant to the Stock Issuance Program through direct and immediate issuances without any intervening option grants.  Each such stock issuance shall be evidenced by a Stock Issuance Agreement that complies with the terms specified below.  Shares of Common Stock may also be issued pursuant to the Stock Issuance Program pursuant to awards that entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

A.            Purchase Price.

1.             The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant.

2.             Subject to the provisions of Section I of Article Five, shares of Common Stock may be issued pursuant to the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i)            cash or check made payable to the Corporation, or

(ii)           past services rendered to the Corporation (or any Parent or Subsidiary).

B.            Vesting Provisions.

1.             Shares of Common Stock issued pursuant to the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives.  The elements of the vesting schedule applicable to any unvested shares of Common Stock issued pursuant to the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.  Shares of Common Stock may also be issued pursuant to the Stock Issuance Program pursuant to awards that entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

2.             Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to such escrow arrangements as the Plan Administrator shall deem appropriate and shall be vested to the same extent the Participant’s shares of Common Stock are vested.

3.             The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant pursuant to the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested.  Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.  Cash dividends constitute taxable compensation to the Participant are deductible by the Corporation (unless the Participant has made an election under Section 83(b) of the Code).

4.             Should the Participant cease to remain in Service while one or more shares of Common Stock issued pursuant to the Stock Issuance Program are unvested or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares.  To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares without interest and/or shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

5.             The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock that would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares.  Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies.  Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or attainment of the applicable performance objectives.

6.             Outstanding share right awards granted pursuant to the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained or satisfied.  The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals or Service requirements have not been attained or satisfied.

II.            CORPORATE TRANSACTIONS

A.            All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, immediately prior to the occurrence of a Change in Control, except to the extent (1) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the transaction or (2) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B.            The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and some or all of the shares of Common Stock subject to those terminated rights shall immediately vest, upon the occurrence of a Change in Control, the consummation of a Proxy Contest or any other event, or the Participant’s Involuntary Termination within a designated period of time following any of these events.

ARTICLE Four

AUTOMATIC OPTION GRANT PROGRAM

I.              OPTION TERMS

A.            Grant Dates.  Option grants shall be made on the dates specified below:

1.             Each individual who is first elected or appointed as a non-Employee Board member at any time on or after the Plan Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 10,000 shares of Common Stock; provided, however, such individual has not been employed by the Corporation in the preceding six months.

2.             On the date of each annual stockholders’ meeting (beginning with the first annual stockholders’ meeting occurring on or after the Plan Effective Date), each individual who is to continue to serve as a non-Employee Board member shall automatically be granted a Non-Statutory Option to purchase 5,000 shares of Common Stock, provided such individual has served as a non-Employee Board member for at least six months.  There shall be no limit on the number of such annual option grants any one non-Employee Board member may receive over his or her period of Board service, and non-Employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received one or more option grants from the Corporation prior to the Plan Effective Date shall be eligible to receive one or more such annual option grants over their period of continued Board service.

B.            Exercise Price.  The exercise price per share shall be equal to 100% of the Fair Market Value per share of Common Stock on the date the option is granted.

C.            Option Term.  Each option shall have a term of ten years measured from the date the option is granted.

D.            Exercisability.  Each option shall become exercisable in a series of three successive equal annual installments upon the Optionee’s completion of each year of Service as a Board member over the three-year period measured from the date the option is granted.

E.             Termination of Board Service.  The following provisions shall govern the exercise of any options granted to the Optionee pursuant to the Automatic Option Grant Program that are outstanding at the time the Optionee ceases to serve as a Board member:

1.             The option shall be exercisable until the earlier to occur of (a) the Expiration Date or (b) the one-year anniversary of the date the Optionee’s Board service terminated.

2.             During the post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee’s cessation of Board service.

3.             Should the Optionee’s Board service cease due to death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may be exercised for any or all of those shares as fully vested shares of Common Stock.

4.             Upon the expiration of the one year exercise period or (if earlier) upon the Expiration Date, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised.  However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II.            CORPORATE TRANSACTION

A.            In the event a Change in Control occurs while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option that was granted pursuant to this Automatic Option Grant Program shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares subject to the option at that time as fully vested shares of Common Stock and may be exercised for any or all of those vested shares.  Immediately following the consummation of the transactions contemplated by the Change in Control documentation, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

B.            In the event a Proxy Contest occurs while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option granted pursuant to this Automatic Option Grant Program shall automatically vest in full so that each such option shall, upon the consummation of the Proxy Contest, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares.  Such option shall remain exercisable until the earliest to occur of (1) the Expiration Date, (2) the expiration of the one-year period measured from the date of the Optionee’s cessation of Board service, or (3) the termination of the option in connection with a Change in Control transaction.

C.            Each option which is assumed or otherwise continued in effect in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control.  Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.  To the extent the holders of Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options granted pursuant to the Automatic Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such transaction.

III.           REMAINING TERMS

The remaining terms of each option granted pursuant to the Automatic Option Grant Program shall be the same as the terms in effect for option grants made pursuant to the Discretionary Option Grant Program.

ARTICLE FIVE

MISCELLANEOUS

I.              FINANCING

To the extent permissible under applicable law and regulations (including any prohibitions on the Corporation’s ability to make personal loans to Section 16 Insiders), the Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued pursuant to the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments.  The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.  In no event may the maximum credit available to the Optionee or Participant exceed the sum of (A) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of such shares) plus (B) any applicable income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.  Prior to permitting the use of promissory notes as payment, the Plan Administrator may wish to consider the restrictions on doing so imposed by Regulation U.

II.            TAX WITHHOLDING

A.            The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares granted pursuant to the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

B.            The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock issued pursuant to the Plan (other than the options granted to non-Employee Board members or independent contractors) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares.  Such right may be provided to any such holder in either or both of the following formats:

1.             Stock Withholding:  The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares.  So as to avoid adverse accounting treatment, the number of shares that may be withheld for this purpose shall not exceed the minimum number needed to satisfy the applicable income and employment tax withholding rules.

2.             Stock Delivery:  The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes).  So as to avoid adverse accounting treatment, the number of shares that may be withheld for this purpose shall not exceed the minimum number needed to satisfy the applicable income and employment tax withholding rules.

III.           SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s or the Optionee’s interest in such shares vests or may be issued directly to the Participant or the Optionee with restrictive legends on the certificates evidencing those unvested shares.

IV.           CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options granted pursuant to the Plan and to grant in substitution new options covering the same or a different number of shares of Common Stock with an exercise price equal to the Fair Market Value at the time of grant.

V.            EFFECTIVE DATE AND TERM OF THE PLAN

A.            The Plan shall become effective immediately on the Plan Effective Date.  Options may be granted pursuant to the Discretionary Option Grant at any time on or after the Plan Effective Date, and the initial option grants made pursuant to the Automatic Option Grant Program shall also be made on the Plan Effective Date to any non-Employee Board members eligible for such grants at that time.

B.            Unless terminated by the Board prior to such time, the Plan shall terminate upon the tenth anniversary of the Plan’s adoption by the Board.  Should the Plan terminate when options and/or unvested shares are outstanding, such awards shall continue in effect in accordance with the provisions of the documents evidencing such grants or issuances.

VI.           AMENDMENTS

The Board shall have complete and exclusive power and authority to amend or modify the Plan or any awards made hereunder.  However, no such amendment or modification of the Plan shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents in writing to such amendment or modification.  In addition, certain amendments to the Plan, including amendments increasing the maximum aggregate number of shares of Common Stock that may be issued under the Plan or changing the class of persons eligible to receive Incentive Options, shall required approval of the Corporation’s stockholders.

VII.         USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock pursuant to the Plan shall be used for any corporate purpose.

VIII.        REGULATORY APPROVALS

A.            The implementation of the Plan, the granting of any option pursuant to the Plan and the issuance of any shares of Common Stock (1) upon the exercise of any granted option or (2) pursuant to the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted pursuant to it and the shares of Common Stock issued pursuant to it.

B.            No shares of Common Stock or other assets shall be issued or delivered pursuant to the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable pursuant to the Plan, and all applicable listing requirements of any stock exchange or trading system, including the Nasdaq Stock Market, on which Common Stock is then traded.

IX.           NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

A.            Automatic Option Grant Program shall mean the automatic option grant program in effect under Article Four of the Plan.

B.            Board shall mean the Corporation’s Board of Directors.

C.            Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

1.  a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities possessing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction;

2.  the sale, transfer or other disposition of all or substantially all of the Corporation’s assets; or

3.  the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

D.            Code shall mean the Internal Revenue Code of 1986, as amended.

E.             Common Stock shall mean the Corporation’s common stock, par value $0.01 per share.

F.             Corporation shall mean Intrusion Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Intrusion Inc. which has by appropriate action assumed the Plan.

G.            Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

H.            Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I.              Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

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J.             Exercise Date shall mean the date on which the option shall have been exercised in accordance with the appropriate option documentation.

K.            Expiration Date shall mean the 5:00 p.m. Central Time on the date the option expires as set forth in the Optionee’s Notice of Stock Option Grant.

L.             Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

1.  If the Common Stock is at the time traded on the Nasdaq Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq Stock Market and published in The Wall Street Journal.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

2.  If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

3.  If the Common Stock is at the time neither listed on any stock exchange or the Nasdaq Stock Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

M.           Incentive Option shall mean an option that satisfies the requirements of Code Section 422.

N.            Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

1.  such individual’s involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than Misconduct, or

2.  such individual’s voluntary resignation following (a) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities, (b) a reduction in his or her base salary by more than 15%, unless the base salaries of all similarly situated individuals are reduced by the Corporation (or any Parent or Subsidiary) employing the individual or (c) a relocation of such individual’s place of employment by more than fifty miles, provided and only if such change, reduction or relocation is effected by the Corporation (or any Parent or Subsidiary) without the individual’s consent.

O.            Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure

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by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.  The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

P.             Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

Q.            Optionee shall mean any person to whom an option is granted pursuant to the Discretionary Option Grant or Automatic Option Grant Program.

R.            Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

S.             Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

T.            Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of twelve months or more.  However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-Employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve months or more.

U.            Plan shall mean the Intrusion Inc. 2005 Stock Incentive Plan, as set forth in this document.

V.            Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

W.           Plan Effective Date shall mean the date the Corporation’s stockholders approve the Plan.

X.            Primary Committee shall mean the committee comprised of one or more directors designated by the Board.  To obtain the benefits of Rule 16b-3, there must be at least

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two members on the Primary Committee and all of the members must be “non-employee” directors as that term is defined in the Rule or the entire Board must approve the grant(s).  Similarly, to be exempt from the million dollar compensation deduction limitation of Code Section 162(m), there must be at least two members on the Primary Committee and all of the members must be “outside directors” as that term is defined in Code Section 162(m).  The Primary Committee may be the Corporation’s Compensation Committee so long as it meets the requirements of this paragraph (Y).

Y.            Proxy Contest shall mean a change in ownership or control of the Corporation effected through a change in the composition of the Board over a period of thirty-six consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time the Board approved such election or nomination.

Z.            Secondary Committee shall mean a committee of one or more Board members appointed by the Board (including the Corporation’s Compensation Committee) to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

AA.        Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the Exchange Act.

BB.          Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-Employee member of the board of directors or an independent contractor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

CC.          Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

DD.         Stock Issuance Program shall mean the stock issuance program in effect under Article Three of the Plan.

EE.          Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

FF.          10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

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GG.          Withholding Taxes shall mean the applicable income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

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